UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12672	77-0404318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

AvalonBay Communities, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 19, 2010.  Proxies were solicited pursuant to the Company’s proxy statement filed on March 31, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the Company’s solicitation.  At the meeting, holders of the Company’s common stock were asked (1) to elect eight directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified and (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended December 31, 2010.  Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

PROPOSAL 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.  There were no votes abstained with respect to any director nominee.  There were 2,482,441 broker non-votes with respect to Proposal 1.

Nominee:	Votes “For”	Votes Withheld
Bryce Blair	65,562,136	3,209,386
Bruce A. Choate	66,067,773	2,703,749
John J. Healy, Jr.	66,067,348	2,704,174
Timothy J. Naughton	68,309,796	461,726
Lance R. Primis	68,262,951	508,571
Peter S. Rummell	68,614,858	156,664
H. Jay Sarles	68,614,393	157,129
W. Edward Walter	68,616,815	154,707

PROPOSAL 2

Stockholders also ratified the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2010.  69,577,477 votes were cast in favor of ratifying the selection of Ernst & Young LLP, 1,579,409 votes were cast against, and 97,076 votes abstained.  There were no broker non-votes and no votes witheld with respect to Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 24, 2010
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer